UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 25, 2014

GOOGLE INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50726	77-0493581
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Amphitheatre Parkway

Mountain View, CA 94043

(Address of principal executive offices, including zip code)

(650) 253-0000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.	Material Modification to Rights of Security Holders.

On March 25, 2014, Google Inc. (“Google”) entered into a transfer restriction agreement with each of Larry Page, Google’s Chief Executive Officer and Co-Founder; Sergey Brin, Google’s Co-Founder; and Eric E. Schmidt, Google’s Executive Chairman of the Board of Directors; and certain of their respective affiliates (collectively, the “Transfer Restriction Agreements”).

The Transfer Restriction Agreements were entered into in connection with Google’s adjustment of its capital structure by establishing a new class of capital stock, Class C capital stock, and its impending dividend of one share of Class C capital stock for each share of Class A common stock and Class B common stock outstanding on March 27, 2014 (the “Dividend”). They are intended to limit the ability of Larry, Sergey, and Eric to sell their Google stock in a manner that does not reduce their voting power. Pursuant to the Transfer Restriction Agreements, none of Larry, Sergey, Eric, or certain of their respective affiliates that are party to the agreements (generally, trusts and other estate planning vehicles through which Larry, Sergey, and Eric hold all or a portion of their shares of Class A common stock and Class B common stock) may sell, assign, transfer, convey or hypothecate any shares of Class B common stock or Class C capital stock if, as a result of such sale, transfer, conveyance or hypothecation, they, together with certain of their respective affiliates, would own more shares of Class B common stock than shares of Class C capital stock. If at any time either Larry, Sergey, or Eric, in each case together with certain of his respective affiliates, owns more shares of Class B common stock than shares of Class C capital stock, then Larry, Sergey, or Eric, as the case may be, and his respective affiliates, will be deemed to have automatically converted that number of shares of Class B common stock into shares of Class A common stock, such that after such conversion he and his affiliates own an equal number of shares of Class B common stock as he and his affiliates own of shares of Class C capital stock. The required maximum ratio of shares of Class B common stock to shares of Class C capital stock owned by Larry, Sergey and Eric is subject to adjustment in connection with certain dividends, stock splits, distributions or recapitalizations.

Larry, Sergey, Eric, and certain of their respective affiliates that are party to the Transfer Restriction Agreements may transfer shares of Class B common stock to their affiliates as permitted by the terms of Google’s Fourth Amended and Restated Certificate of Incorporation (the “Charter”) only if, immediately following such transfer, Larry, Sergey, or Eric, as the case may be, and his respective affiliates, would own an aggregate number of shares of Class B common stock equal to or less than the number of shares of Class C capital stock that he and his affiliates own. Additionally, Larry, Sergey, Eric, and certain of their respective affiliates that are party to the Transfer Restriction Agreements may transfer shares of Class C capital stock to their affiliates only if, immediately following such transfer, Larry, Sergey, or Eric, as the case may be, and his respective affiliates, would own an aggregate number of shares of Class B common stock equal to or less than the number of shares of Class C capital stock that he and his affiliates own. However, each of Larry and his affiliates that are party to his Transfer Restriction Agreement and Sergey and his affiliates that are party to his Transfer Restriction Agreement may not transfer shares of Class B Common Stock to another person in a transfer that does not result in the automatic conversion of such shares of Class B common stock into Class A common stock pursuant to the terms of the Charter unless Larry or Sergey, as the case may be, and his respective affiliates, transfer, in the same manner and to the same extent, an equal number of shares of Class C Capital Stock to the transferee.

In the event of (i) any merger, consolidation, or other business combination requiring the approval of the holders of Google’s capital stock (whether or not Google is the surviving entity), or the acquisition of all or substantially all of Google’s assets; (ii) any tender or exchange offer by any third party to acquire a majority of the shares of Class A common stock, Class B common stock or Class C capital stock; or (iii) any tender or exchange offer by Google to acquire any shares of Class A common stock, Class B common stock or Class C capital stock, none of Larry, Sergey, Eric, and certain of their respective affiliates that are party to the Transfer Restriction Agreements may sell, transfer or exchange, directly or indirectly, any shares of Class A common stock, Class B common stock or Class C capital stock in connection with such transaction or in a related transaction for (a) with respect to their shares of Class A common stock or Class B common stock, an amount per share greater than the holders of shares of Class A common stock receive in such transaction or a form of consideration different from the form that the holders of shares of Class A common stock would receive, or may elect to receive, in such transaction; or (b) with respect to their shares of Class C capital stock, an amount per share greater than the holders of shares of Class C capital stock receive in such transaction or a form of consideration different from the form that the holders of shares of Class C capital stock would receive, or may elect to receive, in such transaction (the “Founder Equal Treatment Provision”).

With respect to Larry, Sergey, and certain of their respective affiliates, the applicable Transfer Restriction Agreements generally terminate when they collectively hold less than 34% of Google’s total outstanding voting power. However, the Founder Equal Treatment Provision never terminates.

With respect to Eric and certain of his affiliates, the applicable Transfer Restriction Agreement generally terminates when they collectively hold less than 2% of Google’s total outstanding voting power. However, the Founder Equal Treatment Provision never terminates.

As required under the terms of the settlement entered into by Google, the Board of Directors of Google and the plaintiffs in the class action litigation involving the authorization to distribute Class C capital stock captioned In Re: Google Inc. Class C Shareholder Litigation, Civil Action No. 7469-CS, the Transfer Restriction Agreements may only be amended or waived if such amendment or waiver is (i) first considered and recommended by a committee of two or more independent directors of Google’s Board of Directors who do not hold Class B common stock and (ii) then approved by every member of Google’s Board of Directors, excluding the Co-Founders. Any Transfer Restriction Agreement amendment or waiver will be publicly disclosed by Google on a Form 8-K, Form 10-Q or Form 10-K at least 30 days before such amendment or waiver takes effect.

The foregoing descriptions of the Transfer Restriction Agreements are qualified in their entirety by the terms of such agreements, which are filed hereto as Exhibit 4.01, Exhibit 4.02 and Exhibit 4.03, and incorporated herein by reference.

Item 8.01.	Other Events.

On February 28, 2014, Larry modified his stock trading plan, which was originally adopted on November 30, 2009 in accordance with guidelines specified under Rule 10b5-1 of the Securities and Exchange Act of 1934, as amended, and Google’s Policy Against Insider Trading. Certain modifications were made to the trading plan in order to account for the Dividend, such that a number of shares of Class C capital stock equivalent to the number of shares of Class A common stock scheduled to be sold will also be sold under the trading plan.

The pre-arranged trading plan was adopted in 2009 in order to allow Larry to sell a portion of his Google stock as part of his long-term strategy for individual asset diversification and liquidity. The stock transactions pursuant to this trading plan will continue to be disclosed publicly through Form 4 and Form 144 filings with the U.S. Securities and Exchange Commission. Using this trading plan, Larry can diversify his investment portfolios and can spread stock trades out over an extended period of time to reduce market impact.

The current stock trading plans adopted by Sergey and Eric do not require any modifications as they already contain provisions to account for the Dividend.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.01	Transfer Restriction Agreement, dated March 25, 2014, between Google Inc. and Larry Page

4.02	Transfer Restriction Agreement, dated March 25, 2014, between Google Inc. and Sergey Brin

4.03	Transfer Restriction Agreement, dated March 25, 2014, between Google Inc. and Eric E. Schmidt and certain of his affiliates

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOOGLE INC.

Date: March 26, 2014	/s/ Kent Walker
Kent Walker
Senior Vice President and General Counsel

INDEX TO EXHIBITS

Exhibit No.	Description

4.01	Transfer Restriction Agreement, dated March 25, 2014, between Google Inc. and Larry Page

4.02	Transfer Restriction Agreement, dated March 25, 2014, between Google Inc. and Sergey Brin

4.03	Transfer Restriction Agreement, dated March 25, 2014, between Google Inc. and Eric E. Schmidt and certain of his affiliates